STOCK PURCHASE AGREEMENT

THIS Stock Purchase Agreement (this “Agreement”) dated January 23, 2014, is made by and between Ben Ridding (the “Purchaser”), and Yasmeen Savji, the undersigned shareholder (the “Seller”).

The purpose of this AGREEMENT is to set forth the terms whereby the Purchaser will buy 32,500,000 shares of QUORUM CORP.’s (the “Company”) common stock (the “Shares”) from the Seller.

The following numbered paragraphs reflect the entire understanding of the arrangement between Purchaser and Seller.

1.	Terms of Conditions of Purchase

The Purchaser agrees to buy the Shares for the consideration set for the herein.

2.	Terms of Settlement

Purchase price for the Shares shall be US$15,000 payable on Closing.

3.	Restricted Status of the Shares; Subsequent Dispositions.

The Purchaser hereby confirms its understanding that the Shares to be delivered to the Purchaser will be “restricted securities” as that term is defined in Rule 144 under the under the Securities Act of 1933, as amended (the “Securities Act”), and agrees that such Shares shall bear a restrictive legend indicating that they have not been registered under the Securities Act. The Purchaser hereby agrees that it shall not make any subsequent offer, sale, transfer, or pledge of Shares unless such disposition is pursuant to registration under the Securities Act and any applicable securities laws of any state or pursuant to an exemption therefrom.

4.	Representations and Warranties of Seller

Seller represents and warrants that:

(a)	immediately prior to and at the Closing, the Seller shall be the legal and beneficial owner of the Shares and the Seller shall transfer to the Purchaser the Shares free and clear of all liens, restrictions, covenants or adverse claims of any kind or character;

(b)	the Seller has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Seller hereunder and to consummate the transactions contemplated hereby;

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(c)	the Seller is, and has been during the past ninety (90) days, an officer, director, 10% or greater shareholder or "affiliate" of the Company, as that term is defined in Rule 144 promulgated under the Securities Act;

(d)	there are no investigations, actions, suits or proceedings, administrative or otherwise, threatened or pending to the knowledge of the Seller that affect each Seller’s rights to their respective Shares or the sale of their respective Shares;

(e)	the warranties and representations of the Seller and the provisions hereof shall survive the date hereof, and the consummation of the transactions contemplated herein;

(f)	the Seller shall indemnify, defend and hold harmless Purchaser from and against all liabilities incurred by Purchaser, directly or indirectly, including without limitation, all reasonable attorney’s fees and court costs, arising out of or in connection with the purchase of the each of the Seller’s respective Shares set forth in this Agreement, except where fraud, intent to defraud or default of payment evolves on the part of Purchaser; and

(g)	such Seller is not insolvent, is not in receivership, nor is any application for receivership pending; no proceedings are pending by or against it in bankruptcy or reorganization in any State or Federal court, nor has it committed any act of bankruptcy.

5.	Release

The Seller, together with his affiliates, shareholders, heirs, executors, administrators, and assigns, does hereby remise, release and forever discharge the Company, its respective directors, officers, shareholders, employees and agents, and their respective successors and assigns, of and from all claims, causes of action, suits and demands whatsoever which the Seller ever had, now or may have howsoever arising out of any previous agreements, arrangements or understandings with the Company.

6.	Entire Agreement.

This Agreement sets forth the entire understanding and agreement between the parties with reference to the subject matter hereof, and there are no other agreements, inducements, understandings, restrictions, warranties or other representations verbal or otherwise between the parties other than those set forth herein.

7.	Legal Agreement.

By the signatures of their appointed representatives appearing below, the Purchaser and Seller will have duly executed and delivered this agreement, constituting a legal, valid and binding agreement enforceable under the laws of the State of Nevada in accordance with its terms.

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8.	Further Acts.

Each party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

9.	Survival

This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns.

10.	Notice

All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing, and shall be deemed to have been duly given (1) on the date of delivery, if delivered personally, or sent by facsimile by 3:00 p.m. local time at the place of delivery on such date, followed by an original delivered by first class mail, registered or certified, return receipt requested, postage prepaid, to the party to whom notice is to be given, (2) within 72 hours after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified mail, return receipt requested, postage prepaid, or (3) on the following day if sent by a nationally recognized overnight delivery services, in each case, properly addressed to the party at his address set forth on the signature page of this Agreement or any other address that any party may designate by written notice to the others.

11.	Assignment and Termination

No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

12.	Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SELLER:	PURCHASER:

/s/ Yasmeen Savji	/s/ Ben Ridding
YASMEEN SAVJI	BEN RIDDING